Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information contact:                                                                                                                                                                                                                       O’Reilly Automotive, Inc

Greg Henslee

Tom McFall

(417) 862-3333

Joele Frank, Wilkinson Brimmer Katcher

Ed Trissel/Kelly Sullivan

(212) 355-4449

O’REILLY AUTOMOTIVE, INC. ANNOUNCES DATES FOR THE 2008 FIRST QUARTER EARNINGS RELEASE AND CONFERENCE CALL

•                  Earnings Release Date — Tuesday April 22, 2008 after 5:30pm Central Time

•                  Conference Call Date — Wednesday April 23, 2008 at 10:00am Central Time

Springfield, MO, April 10, 2008 — O’Reilly Automotive, Inc. (the “Company”) (Nasdaq: ORLY) announces the release date for first quarter 2008 earnings as Tuesday, April 22, 2008, with a conference call to follow Wednesday, April 23, 2008.

The Company’s first quarter 2008 earnings will be released after 5:30 p.m. central time on Tuesday, April 22, 2008, and can be viewed, at that time on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” then “News Room.”

Investors are invited to listen to the Company’s conference call discussing the financial results for the first quarter of 2008, on Wednesday, April 23, 2008, at 10:00 a.m. central time, via web cast on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” then “News Room.”  A replay of the call will also be available on the Company’s website following the conference call.  We invite interested analysts to join our call.  The dial-in number for the call is (706) 643-0114, the conference call ID number is 42380760.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets.  Founded in 1957 by the O’Reilly family, the Company operated 1,830 stores in the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Ohio, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of December 31, 2007.